Exhibit 32.1

Certification of Periodic Report

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certifies that (i) the Quarterly Report of Peoples Bancorp, Inc. on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Peoples Bancorp, Inc. and Subsidiaries.

Date: May 11, 2012	/s/ Thomas G. Stevenson
Thomas G. Stevenson
President/Chief Executive Officer
& Chief Financial Officer
(Principal Executive Officer/Principal Accounting Officer)